As filed with the Securities and Exchange Commission on May 25, 2000
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                    ---------

                                  RED HAT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   06-1364380
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

         2600 MERIDIAN PARKWAY
         DURHAM, NORTH CAROLINA                              27713
(Address of Principal Executive Offices)                   (Zip Code)

                                    ---------

                             RED HAT SOFTWARE, INC.
                       1998 STOCK OPTION PLAN, AS AMENDED

                                 BLUECURVE, INC.
                       1996 STOCK OPTION PLAN, AS AMENDED

                            (Full title of the plans)

                                    ---------

                                MATTHEW J. SZULIK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  RED HAT, INC.
                              2600 MERIDIAN PARKWAY
                          DURHAM, NORTH CAROLINA 27713
               (Name and address of agent for service of process)

                                 (919) 547-0012
          (Telephone number, including area code, of agent for service)

                                    ---------

                                    Copy to:

                             BRIAN T. ATKINSON, ESQ.
                             MOORE & VAN ALLEN, PLLC
                        100 NORTH TRYON STREET, FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003
                                 (704) 331-1000
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
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                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED       PROPOSED
                                                                       MAXIMUM         MAXIMUM
                                                         AMOUNT        OFFERING       AGGREGATE          AMOUNT OF
                                                          TO BE         PRICE         OFFERING          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED                   REGISTERED     PER SHARE         PRICE               FEE
----------------------------------------------------- -------------- ------------- ----------------     -------------
RED HAT SOFTWARE, INC. 1998 STOCK OPTION PLAN
  Common stock, par value $.0001 per share                  282,142     $ 0.08750     $  24,687.43
                                                          3,628,392       0.21425       777,382.99
                                                          3,050,993       0.78525     2,395,792.25
                                                          1,290,668       2.50        3,226,670.00
                                                            426,400       5.00        2,132,000.00
                                                             22,000       5.40          118,800.00
                                                            468,000       5.50        2,574,000.00
                                                             20,000       7.00          140,000.00
                                                      --------------               ----------------
  Subtotals                                               9,188,595                  11,389,332.67        $ 3,006.79

BLUECURVE, INC. 1996 STOCK PLAN
  Common stock, par value $.0001 per share                   31,678       0.85           26,926.30
                                                            253,174       4.24        1,073,457.76
                                                                840       4.66            3,914.40
                                                      --------------               ----------------
  Subtotals                                                 285,692                   1,104,298.46            291.53
                                                      --------------               ----------------     -------------
TOTALS                                                    9,474,287                $ 12,493,631.12        $ 3,298.32
                                                      ==============               ================     =============

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(1)  Based on options to purchase 9,188,595 shares of the Registrant's Common
     Stock, par value $.0001 per share ("Common Stock"), outstanding as of May 25, 2000 under the Red Hat Software, Inc. 1998 Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) Based on options to purchase 9,474,287 shares of Common Stock outstanding as of May 25, 2000 under the Bluecurve, Inc. Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
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                                       2

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended February 29, 2000 (the "Form 10-K") as filed on May 25, 2000 with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (File No. 000-26281) filed on June 4, 1999 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and the Registrant's certificate of incorporation and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Third Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Form 10-K and the Registrant's Amended and Restated By-laws filed as Exhibit 3.2 to the Form 10-K.

        The Registrant has in effect a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

       EXHIBIT NO.         DESCRIPTION
    ------------------     -----------------------------------------------------

           5               Opinion of Moore & Van Allen, PLLC.
          23.1             Consent of Moore & Van Allen, PLLC (included in
                           Exhibit 5).
          23.2             Consent of PricewaterhouseCoopers LLP.
                           Power of Attorney (included as part of the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:


         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");


         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         The Registrant hereby undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham in the State of North Carolina, on this 25 day of May, 2000.

                                       RED HAT, INC.

                                       By: /s/ MATTHEW J. SZULIK
                                           -------------------------------------
                                           Matthew J. Szulik
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES


         We, the undersigned officers and directors of Red Hat, Inc., hereby severally constitute and appoint Robert F. Young and Matthew J. Szulik, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Red Hat, Inc., to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                                            TITLE                              DATE
    ----------------------------------------     ---------------------------------------       ----------------

    /S/ MATTHEW J. SZULIK                        Chief Executive Officer, President and         May 25, 2000
    ------------------------------------         Director (principal executive officer)
    Matthew J. Szulik


    /S/ HAROLD L. COVERT                         Chief Financial Officer (principal             May 25, 2000
    ------------------------------------         financial and accounting officer)
    Harold L. Covert


    /S/ ROBERT F. YOUNG                          Director                                       May 25, 2000
    ------------------------------------
    Robert F. Young


    /S/ MARC EWING                               Director                                       May 25, 2000
    ------------------------------------
    Marc Ewing


    /S/ WILLIAM S. KAISER                        Director                                       May 25, 2000
    ------------------------------------
    William S. Kaiser


    /S/ KEVIN HARVEY                             Director                                       May 25, 2000
    ------------------------------------
    Kevin Harvey


    /S/ ERIC HAHN                                Director                                       May 25, 2000
    ------------------------------------
    Eric Hahn

                                INDEX TO EXHIBITS



       EXHIBIT NO.         DESCRIPTION
    ------------------     -----------------------------------------------------

            5              Opinion of Moore & Van Allen, PLLC.
          23.1             Consent of Moore & Van Allen, PLLC (included in
                           Exhibit 5).
          23.2             Consent of PricewaterhouseCoopers LLP.
                           Power of Attorney (included as part of the signature page of this Registration Statement).